Exhibit 10.15

MCI, Inc.

Board of Directors

Amendment to the MCI, Inc. 2003 Employee Stock Purchase Plan

WHEREAS, pursuant to Section 9.01 of the MCI, Inc. 2003 Employee Stock Purchase Plan (the “Plan”), the Board of Directors of MCI, Inc. has the power to amend the Plan; and

WHEREAS, the Board of Directors desires to amend the Plan to clarify certain provisions of the Plan;

NOW THEREFORE BE IT,

RESOLVED, that the Plan is amended in accordance with the Exhibit A attached hereto, effective as of September 10, 2004; and

FURTHER RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized to execute any amendment, document, certificate or other instrument and to do all such acts and things as they or counsel for the Company may deem necessary or advisable to carry out the purposes of the foregoing resolutions; and

FURTHER RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized to execute any amendments to (1) the Registration Statement on Form S-8 previously filed by the Company registering shares on behalf the Plan; and (2) any Plan prospectus.

Exhibit A

THIRD AMENDMENT

TO THE

MCI, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

Pursuant to the power reserved to it in Section 9.01 of the MCI, Inc. 2003 Employee Stock Purchase Plan (the “Plan”), the Board of Directors of MCI, Inc. hereby amends the Plan as follows:

Section 4.06, “Source of Shares” is hereby amended and restated in its entirety to read as follows:

Shares offered under the Stock Purchase Plan may be authorized and newly issued Shares, authorized and previously issued Shares purchased in open market transactions by a Broker pursuant to directions from the Committee and at the market price prevailing on the applicable exchange or treasury Shares.

* * *

This amendment is hereby adopted effective this      day of                     , 2004.

MCI, INC.

By:
Title:	Executive Vice President –
Human Resources